Exhibit 10.27(b)

February 17, 2015

Ms. Mary Liz Finn

Chief Human Resources Officer

Nielsen N.V.

40 Danbury Road

Wilton, CT 06897

RE:	Severance Agreement dated February 2, 2007 Between VNU Group B.V. and VNU, Inc. and James W. Cuminale (the “Severance Agreement”)

Dear Mary Liz,

Reference is made to Section 4 and Exhibit C (collectively, the “Tax Gross-Up Section”) of the Severance Agreement.  I hereby waive any and all rights to payments under the Tax Gross-Up Section of the Severance Agreement and, as of the date hereof, such Gross-Up Section shall be null and void.  All other Provisions of the Severance Agreement shall remain in full force and effect in accordance with the terms thereof.

Very truly yours,

/s/ James W. Cuminale
James W. Cuminale